As filed with the Securities and Exchange Commission on May 16, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

WEBMD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-32366444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of Principal Executive Offices)

WEBMD CORPORATION 2001 EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN
STOCK OPTION AGREEMENT BETWEEN WEBMD CORPORATION AND MARVIN P. RICH
STOCK OPTION AGREEMENTS BETWEEN WEBMD CORPORATION AND CERTAIN INDIVIDUALS
STOCK OPTION AGREEMENT BETWEEN WEBMD CORPORATION AND WAYNE GATTINELLA
(Full title of the plan)

CHARLES A. MELE
Executive Vice President, General Counsel and Secretary
WebMD Corporation
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Name and address of agent for service)

(201) 703-3400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum		Proposed Maximum	Amount of
Securities to be	to be	Offering Price Per		Aggregate	Registration
Registered	Registered(1)	Share		Offering Price	Fee

Common Stock par value $0.0001 per share:
To be issued for awards under the
WebMD Corporation	12,546,042	$3.8712	(2)	$48,568,237.79	$4,468.28
2001 Employee Stock	203,958	$6.465	(3)	$1,318,588.47	$121.31
Option Plan	12,750,000			$49,886,826.26	$4,589.59
To be issued for awards under the
Stock Option Agreement between WebMD Corporation and Marvin P. Rich	750,000	$6.00	(4)	$4,500,000	$414
To be issued for awards under the Stock
Option Agreements between WebMD Corporation and Certain Individuals	4,000,000 (5)	$12.75	(6)	$51,000,000	$4,692
To be issued for awards under the Stock
Option Agreement between WebMD Corporation and Wayne Gattinella	600,000	$4.81	(7)	$2,886,000	$265.51
Total	18,100,000	N/A		N/A	9,961.10

(1)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals.

(2)	Pursuant to Rule 457(h), the offering price is $3.8712 per share of WebMD Corporation (the “Registrant”) common stock, which is the weighted average exercise price of the options outstanding under the WebMD Corporation 2001 Employee Stock Option Plan (the “2001 Employee Option Plan”) as of March 31, 2002.

(3)	Pursuant to Rule 457(c) and 457(h), the offering price is $6.465 per share of the Registrant’s common stock, based on the average of the high and low prices of the Registrant’s common stock on the Nasdaq National Market consolidated reporting system on May 10, 2002, and is estimated solely for the purpose of calculating the registration fee.

(4)	Pursuant to Rule 457(h), the offering price is $6.00 per share of the Registrant’s common stock, which is the per share exercise price of outstanding options granted pursuant to the Stock Option Agreement between the Registrant and Marvin P. Rich (the “Marv Rich Stock Option Agreement”) dated September 12, 2000.

(5)	Represents 100,000 shares to David Amburgey, 200,000 shares to Kevin Cameron, 100,000 shares to Kirk G. Layman, 200,000 shares to Charles A. Mele, 200,000 shares to James Mercer, 200,000 shares to Anthony Vuolo and 3,000,000 shares to Martin J. Wygod.

(6)	Pursuant to Rule 457(h), the offering price is $12.75 per share of the Registrant’s common stock, which is the per share exercise price of outstanding options granted pursuant to the Stock Option Agreements between the Registrant and Certain Individuals dated August 21, 2000 (the “Individual Stock Option Agreements”).

(7)	Pursuant to Rule 457(h), the offering price is $4.81 per share of the Registrant’s common stock, which is the per share exercise price of outstanding options granted pursuant to the Stock Option Agreement between the Registrant and Wayne Gattinella dated August 20, 2001 (the “Wayne Gattinella Stock Option Agreement”).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the“Securities Act”), and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed or will be filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the“Exchange Act”), are incorporated as of their respective dates in this Registration Statement by reference and shall be deemed to be a part hereof:

(i)	the Registrant’s Annual Report on Form 10-K for year ended December 31, 2001; filed on March 25, 2002 and amended on April 30, 2002;

(ii)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

(iii)	the Registrant’s Current Report on Form 8-K filed on March 26, 2002; and

(iv)	the description of the common stock, par value $0.0001 per share under the heading “Description of Capital Stock,” contained in the Registrant’s Amended Registration Statement on Form S-1 filed with the Commission on February 4, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Lewis H. Leicher, Esq. is an officer of the Registrant and holds options to purchase shares of the Registrant’s common stock, including options granted under the 2001 Employee Option Plan.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The Registrant’s certificate of incorporation and by-laws provide that it shall, to the maximum extent permitted under Delaware law, indemnify any director or officer of the corporation who is or was made a party to any action or proceeding by reason of the fact that he or she is or was an agent of the corporation, against liability incurred in connection with such action or proceeding. The Registrant has entered into agreements with its directors, executive officers and some of its other officers implementing such indemnification. In addition, the Registrant’s certificate of incorporation limits, to the fullest extent permitted by Delaware law, the liability of directors for monetary damages for breach of fiduciary duty. The Registrant may also purchase and maintain insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits

     See attached Exhibit list.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmwood Park, State of New Jersey, on May 15, 2002.

WEBMD CORPORATION

By:	/s/ Anthony Vuolo

Name: Anthony Vuolo Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Mele and Anthony Vuolo, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and file (1) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith and (2) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Martin J. Wygod
	Chairman of the Board of Directors and	May 14, 2002

Martin J. Wygod	Chief Executive Officer

/s/ Anthony Vuolo
	Executive Vice President and	May 14, 2002
Anthony Vuolo	Chief Financial Officer

/s/ Mark J. Adler	Director	May 14, 2002

Mark J. Adler

/s/ Paul A. Brooke	Director	May 14, 2002

Paul A. Brooke

/s/ L. John Doerr	Director	May 14, 2002

L. John Doerr

/s/ Michael A. Singer
	Director	May 14, 2002
Michael A. Singer

/s/ James V. Manning	Director	May 14, 2002

James V. Manning

/s/ Herman Sarkowsky	Director	May 14, 2002

Herman Sarkowsky

/s/ Joseph E. Smith	Director	May 14, 2002

Joseph E. Smith

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Tenth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 13, 2000), as amended by Certificate of Change of Registered Agent and Location of Registered Office (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

4.3	Description of the Registrant’s Capital Stock (incorporated by reference to the Registrant’s Amended Registration Statement on Form S-1 filed with the Commission on February 4, 1999, File No. 333-81268)

4.4	WebMD Corporation 2001 Employee Non-Qualified Stock Option Plan, as Amended on November 28, 2001 (incorporated by reference to Exhibit 10.46 of the Registrant’s Amendment on Form 10-K/A filed April 30, 2002)

4.5*	Stock Option Agreement between Registrant and Marvin P. Rich dated September 12, 2000

4.6	Amended and Restated Stock Option Agreement dated August 21, 2000 between Registrant (as successor to Medical Manager Corporation) and Martin J. Wygod (incorporated by reference to Exhibit 10.19 to the Registrant’s Amendment on Form 10-K/A filed April 30, 2002)

4.7	Form of Amended and Restated Stock Option Agreement dated August 21, 2000 between Registrant (as successor to Medical Manager Corporation) and certain individuals (incorporated by reference to Exhibit 10.54 to the Registrant’s Amendment on Form 10-K/A filed April 30, 2002)

4.8*	Stock Option Agreement between the Registrant and Wayne Gattinella dated August 20, 2001

5*	Opinion of Lewis H. Leicher, Esq., Assistant General Counsel of the Registrant, as to the legality of the securities registered hereby

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Lewis H. Leicher, Esq., Assistant General Counsel of the Registrant (included in Exhibit 5)

24	Power of Attorney (included on the signature pages to this Registration Statement)

*	Filed herewith.